EXHIBIT 99.1
[BLUEGREEN LOGO]

CONTACT:                         -OR-              INVESTOR RELATIONS COUNSEL:
Bluegreen Corporation                              The Equity Group Inc.
John Chiste                                        Devin Sullivan
Chief Financial Officer                            (212) 836-9608
(561) 912-8010                                     dsullivan@equityny.com
john.chiste@bxgcorp.com                            Adam Prior
                                                   (212) 836-9606
                                                   aprior@equityny.com

                              FOR IMMEDIATE RELEASE

      BLUEGREEN CORPORATION REPORTS RECORD SECOND QUARTER FINANCIAL RESULTS

Q2 2004 vs. Q2 2003 Highlights

      o     Net income increased 46% to $9.1 million, or $.31 per diluted share

      o     Bluegreen(R) Resorts sales rose 38% to $86.6 million

      o     Bluegreen Communities sales up 78% to $41.7 million

      o     Total operating revenues increased 44% to 153.6 million

Boca Raton, FL - July 26, 2004 - Bluegreen Corporation (NYSE: BXG), a leading U.S. developer and marketer of drive-to vacation ownership resorts ("Bluegreen Resorts") and planned residential and golf communities ("Bluegreen Communities"), today announced record financial results for the second quarter and six month periods ended June 30, 2004 (see attached tables).

RECORD NET INCOME

Net income for the second quarter of 2004 increased 46% to $9.1 million, or $.31 per diluted share, on approximately 30.7 million weighted average common and common equivalent diluted shares outstanding ("shares outstanding"), compared to net income of $6.2 million, or $.23 per diluted share, on approximately 29.0 million shares outstanding, for the same period last year. Net income for the first six months of 2004 rose 65% to $13.8 million, or $.47 per diluted share, on approximately 30.5 million shares outstanding, from income of $8.4 million, or $.32 per diluted share, on approximately 28.9 million shares outstanding, for the same period last year.

RECORD RESORTS AND COMMUNITIES RESULTS

Resorts sales in the second quarter of 2004 increased 38% to a record $86.6 million from $62.6 million in the same period last year. Resorts sales for the first six months of 2004 rose 30% to $139.8 million from $107.1 million for the comparable prior year period.

George F. Donovan, President and Chief Executive Officer of Bluegreen, commented, "Higher sales in both periods were due primarily to double-digit same-resort sales increases at a majority of Bluegreen's properties, including:
Big Cedar Wilderness Club(TM) located just outside of Branson, MO; Christmas Mountain Village(TM) in Wisconsin Dells, WI; Laurel Crest(TM) in Pigeon Forge, TN; and Harbour Lights(TM) in Myrtle Beach, SC. We also experienced strong initial sales at our two new properties -- The Fountains(TM) resort in Orlando, FL and Grande Villas at World Golf Village(R) in St. Augustine, FL. Sales at both of these properties commenced in the fourth quarter of 2003."

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Bluegreen Corporation                                                     Page 2
July 26, 2004


Communities sales in the second quarter of 2004 increased 78% to a record $41.7 million from $23.5 million in the same period last year. For the first six months of 2004, Communities sales rose 84% to $74.7 million from $40.7 million in the same period last year.

Mr. Donovan stated, "We experienced robust sales of properties opened for less than 12 months, including: Sanctuary Cove at St. Andrews Sound(TM), a Bluegreen Golf Community located in Brunswick, GA; Mountain Springs Ranch(TM), in the Texas Hill Country; Quail Springs Ranch(TM) in Peaster, TX; and Terra Medina Ranch(TM) in Hondo, TX. These sales increases were supported by solid same-project sales growth at Brickshire(TM), a Bluegreen Golf Community located near Richmond, VA and Traditions of Braselton(TM), a Bluegreen Golf Community located near Atlanta, GA."

SECOND QUARTER OPERATING METRICS

Despite a 49% increase in total sales and a 44% increase in total operating revenues, selling, general and administrative expenses ("S,G&A") as a percentage of these sales declined during the second quarter of 2004 compared to the second quarter of 2003. During the 2004 second quarter, S,G&A as a percentage of total sales declined to 52% from 58%, while S,G&A as a percentage of total operating revenues declined to 44% from 47%.

FINANCIAL POSITION

Bluegreen's balance sheet at June 30, 2004 reflected a book value of $8.04 per share, compared to a book value of $7.50 per share at December 31, 2003, and a debt-to-equity ratio of 1.10:1, as compared to 1.38:1 at December 31, 2003. From December 31, 2003 through June 30, 2004, holders of $6.4 million in principal amount of Bluegreen's 8.25% Convertible Subordinated Debentures due 2012 elected to convert their holdings into shares of the Company's common stock at a conversion price of $8.24 per share.

As reported on July 15, 2004, Bluegreen completed a $156.6 million private offering of timeshare receivable-backed securities.

CLOSING COMMENTS

Mr. Donovan concluded, "The quality of our properties, the success of our marketing programs and the continued acceptance of the points-based Bluegreen Vacation Club(R) continue to support our growth. Membership in the Bluegreen Vacation Club rose 12% to approximately 84,000 members during the first half of 2004 from approximately 75,000 members at December 31, 2003. Bluegreen Vacation Club members continue to enjoy the flexibility and access to a wide portfolio of vacation destinations that membership offers. In this regard, construction of 54 new two-bedroom vacation ownership residences at our newest Resort, The Suites at Hershey(TM), located in Hershey, PA has commenced."

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Bluegreen Corporation                                                     Page 3
July 26, 2004


ABOUT BLUEGREEN CORPORATION

Bluegreen is one of the leading companies engaged in the acquisition, development, marketing and sale of vacation ownership resorts and residential homesites. Bluegreen Resorts are located in a variety of popular vacation destinations, including: Marathon, Florida; Orlando, Florida; Ormond Beach, Florida; St. Augustine, Florida; Surfside, Florida; the Smoky Mountains of Tennessee; Myrtle Beach, South Carolina; Charleston, South Carolina; Wisconsin Dells, Wisconsin; Gordonsville, Virginia; Hershey, Pennsylvania; Branson, Missouri; Ridgedale, Missouri; Boyne Falls, Michigan; and Aruba, while its Bluegreen Communities operations are predominantly located in the Southeastern and Southwestern United States.

This press release contains forward-looking statements and the Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 in connection with these statements. Statements contained herein are not statements of historical fact may be deemed forward-looking statements. The words "believe," "expect," "intend," "anticipate," "project," "may," "should," "designed to," "estimate," "hope," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements are based on current expectations and assumptions and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and many of which are beyond the Company's control. Future events could differ materially from those set forth in, contemplated by, or underlying such forward-looking statements. The risks and uncertainties to which forward-looking statements are subject to include, but are not limited to, the following: general economic conditions, the continued success of Bluegreen's sales and marketing strategies, the continued acceptance of the Bluegreen Vacation Club, that S,G&A as a percentage of sales or operating revenues may increase and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including its most recent Form 10-K filed on March 29, 2004 and its Quarterly Report on Form 10-Q to be filed on or about August 16, 2004.

                                  ### #### ###

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Bluegreen Corporation                                                     Page 4
July 26, 2004


                              BLUEGREEN CORPORATION
                    Condensed Consolidated Income Statements
                        (In 000's, Except Per Share Data)

                                                                       Three Months Ended              Six Months Ended
                                                                       ------------------              ----------------
                                                                     June 30,      June 30,        June 30,       June 30,
                                                                       2004          2003            2004           2003
                                                                       ----          ----            ----           ----
                                                                           Unaudited                     Unaudited
REVENUES:
Vacation ownership sales                                            $  86,637      $  62,573      $ 139,784      $ 107,135
Homesite sales                                                         41,677         23,453         74,721         40,673
                                                                    ---------      ---------      ---------      ---------

Total sales                                                           128,314         86,026        214,505        147,808

Other resort and communities operations revenue                        19,089         14,831         32,714         28,043
Interest income                                                         4,720          4,112          9,741          7,867
Gain on sale of notes receivable                                        1,216          1,323          3,596          2,884
Other income, net                                                         236            551             35          1,123
                                                                    ---------      ---------      ---------      ---------

Total operating revenues                                              153,575        106,843        260,591        187,725
                                                                    ---------      ---------      ---------      ---------

EXPENSES:
Cost of sales:
    Vacation ownership cost of sales                                   20,747         13,223         31,606         22,863
    Homesite cost of sales                                             23,079         13,050         41,460         22,470
                                                                    ---------      ---------      ---------      ---------
Total cost of sales                                                    43,826         26,273         73,066         45,333
Cost of other resort and communities operations                        19,438         14,896         33,198         29,292
Selling, general and administrative expense                            66,881         50,161        117,556         89,142
Interest expense                                                        4,098          2,972          8,097          5,976
Provision for loan losses                                               3,029          1,699          3,899          3,225
                                                                    ---------      ---------      ---------      ---------
Total operating expenses                                              137,272         96,001        235,816        172,968
                                                                    ---------      ---------      ---------      ---------
Income before minority interest and provision for income taxes         16,303         10,842         24,775         14,757
Minority interest in income of consolidated subsidiary                  1,503            719          2,332          1,176
                                                                    ---------      ---------      ---------      ---------
Income before provision for income taxes                               14,800         10,123         22,443         13,581
Provision for income taxes                                              5,698          3,897          8,641          5,228
                                                                    ---------      ---------      ---------      ---------

Net income                                                          $   9,102      $   6,226      $  13,802      $   8,353
                                                                    =========      =========      =========      =========

Earnings per share:
   Basic                                                            $    0.35      $    0.25      $    0.54      $    0.34
                                                                    =========      =========      =========      =========
   Diluted                                                          $    0.31      $    0.23      $    0.47      $    0.32
                                                                    =========      =========      =========      =========

Weighted-average number of common and common
 equivalent shares:
    Basic                                                              26,082         24,590         25,636         24,589
                                                                    =========      =========      =========      =========
    Diluted                                                            30,679         28,983         30,518         28,913
                                                                    =========      =========      =========      =========

Bluegreen Corporation                                                     Page 5
July 26, 2004


                              BLUEGREEN CORPORATION
                      Condensed Consolidated Balance Sheets
                                   (in 000's)

                                                      June 30,      December 31,
                                                        2004            2003
ASSETS                                              (Unaudited)

Cash and cash equivalents (unrestricted)             $   32,274      $   39,491
Cash and cash equivalents (restricted)                   45,885          33,540
Contracts receivable, net                                37,876          25,522
Notes receivable, net                                   102,121          94,194
Other assets                                             34,416          33,364
Inventory, net                                          210,514         219,890
Retained interests in notes receivable sold              67,175          60,975
Property and equipment, net                              68,990          63,430
                                                     ----------      ----------
Total assets                                         $  599,251      $  570,406
                                                     ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Accounts payable, accrued liabilities and other      $   71,889      $   59,158
Deferred income                                          25,960          18,646
Deferred income taxes                                    52,648          43,924
Lines-of-credit and notes payable                        93,625         112,779
10.50% senior secured notes payable                     110,000         110,000
8.25% convertible subordinated debentures                28,007          34,371
                                                     ----------      ----------
Total liabilities                                       382,129         378,878

Minority interest                                         6,980           4,648

Total shareholders' equity                              210,142         186,880
                                                     ----------      ----------
   Total liabilities and shareholders' equity        $  599,251      $  570,406
                                                     ==========      ==========